                                                                   EXHIBIT 10(d)

AGREEMENT No.              DIJ-1207
SUPPLIER :                 ARGOSY ENERGY INTERNATIONAL and NEO
                           ENERGY, INC.
SUBJECT MATTER:            SALE AND PURCHASE OF SANTANA CRUDE
TERM     :                 FEBRUARY 1, 1997 TO DECEMBER 31, 1997
AMOUNT   :                 INDEFINITE

         The Parties hereto, on one hand EMPRESA COLOMBIANA DE PETROLEOS "ECOPETROL", hereinafter referred to as ECOPETROL, an industrial an commercial State-owned corporation, duly authorized under the Act 165, 1948, and governed by its bay-laws approved by the Decree 1209/94, with headquarters in the city of Santafe de Bogota, D.C., duly represented by LUIS AUGUSTO YEPES G., of age, bearing the Identity Card No. 19.125.070 issued in Bogota, domiciled in Bogota, who herein states and declares: a. That he acts in his capacity as Vice President and duly vested with legal powers and internal Ecopetrol standards.-
b. That the execution of this Agreement has been authorized as stated in the Memorandum CGI-0217; an on the other hand, ARGOSY ENERGY INTERNATIONAL, a corporation organized and existing under Utah State, United States of America, domiciled in Salt Lake, Utah State, with branch office in Colombia, incorporated under the Public Indenture No. 5323, executed in the Notary Seven in Bogota on October 25, 1983 and filed with the Chamber of Commerce of Bogota, Registry No. 200848, on November 23, 1983, duly represented by SANTIAGO GONZALEZ ANGULO, of age, bearing the ID # 5.584.373 from Barrancabermeja, and NEO ENERGY INC., a corporation organized and existing under Texas State, United States of America, domiciled in Dallas Tx., which branch office is established in Colombia, incorporate under the Public Indenture No. 6.179 executed in the Notary Four in Bogota, on October 23, 1986 and filed with the Chamber of Commerce of Bogota, represented by WALDO E. CASAS, of age and bearing the Identity Card No. 126.688 from Bogota; above latter two companies hereinafter referred to as THE VENDOR, who have entered into this Sale and Purchase Agreement of Santana Crude, governed by the clauses below:

CLAUSE 1.- SUBJECT MATER AND AMOUNT. THE VENDOR undertakes to sell and delivery ECOPETROL, under the condition hereunder, crude oil produced under "Santana" Joint Venture agreement, corresponding to VENDOR, in the amount and quality determined pursuant to provision in Clause 2 hereunder, which ECOPETROL undertakes to receive it and pay up. PARAGRAPH 1: "Santana" Joint Venture Agreement was entered into on May 27, 1987, with effective date on July 27, 1987, between and by ECOPETROL and ARGOSY ENERGY INTERNATIONAL and NEO ENERGY, INC. PARAGRAPH 2: All and any purchase shall be made by ECOPETROL according to crude purchasing preliminary scheduling agreed upon by the parties hereto for six (6) month periods, which ECOPETROL may change by giving written notice to VENDOR no less than thirty (30) days in advance. PARAGRAPH 3: Crude amounts the VENDOR will sale ECOPETROL shall be invoiced separately by ARGOSY ENERGY INTERNATIONAL and NEO ENERGY, INC., according to their participation in the Joint Venture Agreement, as follows: ARGOSY ENERGY INTERNATIONAL, fifty five percent (55%) and NEO ENERGY, INC. forty five percent (45%). CLAUSE 2: QUALITY.- Crude Quality subject matter of this Agreement shall have the following specifications: a) Crude gravidity shall be that with such crude is obtained through the operations carried out to the production thereof.
b) Water and sediment contents in the crude shall not be higher than 0.5% in volume and the determination thereof will be made by using the methods ASTM-D95 "water in bearing-oil products and bituminous materials by distillation", last revision, and ASTM-D473 "sediments in crude and combustoil by extraction", last revision, respectively. c) Sulphur contents in crude shall be that with which such crude is obtained through the operations carried out for the production thereof; its determination will be made by using the ASTM-D2622 method, last revision "Ray-X sulphur analysis". d) Salt contents shall be greater than or equal to 20 lb/1000 crude oil barrels and the determination thereof will be made by the ASTM-D3230 method, "salts in crude (electrometric method)", last revision. When any of above parameters is not met, or otherwise the specifications above are not within the allowable range, ECOPETROL reserves the right to reject crude oil. And, if ECOPETROL chooses to accept crude with salt contents higher than the specifications hereto, oil price shall be penalized according to table below:


    SALT CONTENTS            PENALIZATION       CHARGE ON
     LB/1000 BLS.             USD/BARREL
   20.1       30.0              0.160            VENDOR
   30.1       40.0              0.180            VENDOR
   40.1       60.0              0.200            VENDOR
   60.1       80.0              0.220            VENDOR
   80.1      100.0              0.240            VENDOR

It shall be understood that VENDOR shall make its best efforts to deliver crude oil hereunder, bearing a salt contents lower than twenty (20) lb. per 1000 barrels crude oil.

e) Any variance related to quality specifications hereinbelow referred to, acceptable for the parties hereto, should be included in a Record signed by ECOPETROL and the VENDOR representatives. CLAUSE 3: DELIVERY SITE AND TITLE.- Crude oil, subject matter of this Agreement shall be delivered by the VENDOR to ECOPETROL in Santana Terminal, where Crude will be subsequently measured and analyzed, from the standpoint above referred to, carried by ECOPETROL up to Tumaco Terminal. The title to property and the risk will pass from the VENDOR to ECOPETROL at the time when crude oil has passed through the outlet flange of the measuring system located at Santana terminal. PARAGRAPH 1: Should Santana Association will construct Santana-Orito Pipeline, measurement and transfer of crude title shall be effective in Orito. Additionally, from such date on, crude sale and purchase price will be changed, inasmuch as transportation rate from Santana-Orito will be not taken into account, pursuant to Resolution 9035 of February 18/94 from the Ministry of Mines and Energy. PARAGRAPH 2: Receipt capacity of Santana Crude will be limited to Santana-Orito pipeline capacity existing in this time. CLAUSE 4: TERM.- The initial term of this Agreement shall be eleven (11) months from February 1, 1997 up to December 31, 1997 and may be extended for one (1) year additional periods by written agreement between the parties hereto, before the expiry date of this Agreement. CLAUSE 5: PRICE.- The price ECOPETROL will pay the VENDOR for the Crude delivered in Santana terminal shall be defined as follows: Price = base price more or less adjustment for quality less transportation, less handling and marketing. PARAGRAPH 1: Base price will the weighted average of export shipments invoiced by ECOPETROL during each month. PARAGRAPH 2: Adjustment for quality to be applied in this Agreement will be for API Gravity and sulphur contents which shall be computed on a monthly basis according to the method described in Exhibit 1 hereto. PARAGRAPH 3: Santana-Tumaco carriage cost, as well as the relevant carriage tax shall adhere the legal provisions then in force and will be subject to any amendment of such provisions during the Agreement term. In line with provisions in Resolution 9035 of February 18, 1994 from the Ministry of Mines and Energy, Santana-Tumaco carriage rate as of Dec. 31, 1996 accounts up to 1.2434 USD/Bl; carriage tax amount shall correspond to two percent (2%) of rate,

                                                                              7
 according provision in
Sect. 17, Decree 2140/55, adopted as a permanent rule by the Act. 10/61. Such tax shall be paid pursuant to privisioin in Act 141, 1994, which as of January 31/97 is 0.0249 USE/Bl. Such rates, will be readjusted on a yearly basis according to provisions in Resolution 9035 above referred to. PARAGRAPH 4:
Handling and marketing cost will be 0.515 USD/Bl. PARAGRAPH 5: If during any month or consecutive months there is no crude export, the prior month price will be applied. Such price will be adjusted the next month according to new price computed for exports. Santana Crude volume received during the corresponding month will be taken and the adjustment for quality will be computed by using the average of quotations of basket crude corresponding to the three months prior to the adjusted month. PARAGRAPH 6. If crude blend Tumaco cabotages will occur (South Blend) to Cartagena Refinery sale and price conditions ECOPETROL shall recognize to VENDOR, will the same obtained by the International Manager Office, for crude blend received by Cartagena Refinery, plus or minus the adjustment for quality, plus or minus the Santana-Tumaco carriage cost and the relevant tax, less Tumaco-Cartagena carriage (value invoiced by ECOPETROL), less handling and marketing (USD 0.415/Bl). For such case, ECOPETROL shall adivise the VENDOR the mechanism to be used for price reckoning agreed on with Cartagena Refinery. CLAUSE 6: INVOICING AND PAYMENT CONDITIONS. VENDOR shall invoice ECOPETROL at its office in Bogota, within ten
(10) first days of each month, the VENDOR-owned crude oil delivered to ECOPETROL during the latter month, after deducing the volume corresponding to royalties, contributions, and participation. Within seven (7) days of the term above referred to, ECOPETROL shall provide the VENDOR with the data required by the VENDOR to make the relevant invoicing. Payment shall be made on a monthly basis thirty (30) days following the date of the invoice receipt by ECOPETROL, after making the appropriate legal withholding, if any. Twenty five percent (25%) of the value shall be paid in Colombian currency and seventy five percent (75%) shall be paid in US Dollars. Invoicing shall be make upon the basis of net volume, water and sediment free, corrected at 60(degrees)F. For Colombian currency portion the relevant market exchange rate shall be used, as certificated by Bank Superintendency, computed as the arithmetic average corresponding to Crude deliveries. PARAGRAPH 1: In the event of arrears to pay the portion payable in dollars, over invoices not timely challenged by ECOPETROL, ECOPETROL shall pay VENDOR, as interest payable in USD, the rate equivalent to "Prime Rate" as stated by Chase Manhattan Bank of New York, during the days of the effective arrears plus 2.0%. In the event of arrears to pay the portion payable in Colombian currency, over the respective amount in Col$, ECOPETROL shall pay the maximum interest, according to a certificate from Bank Superintendency. Invoices to collect dollars or pesos interest shall be paid within ten (10) days following the receipt of the invoice by ECOPETROL. PARAGRAPH: Should ECOPETROL has not USD available and of free disposal, or otherwise cannot obtain USD from the Colombian Government or the authorized agencies thereof, to pay oil purchases hereunder, ECOPETROL shall timely notice the VENDOR, without prejudice of the conditions set forth in Paragraph 1, hereinabove, and the parties hereto shall have available thirty
(30) calendar days, from ECOPETROL notice, to mutually agree upon to reach to and agreement. PARAGRAPH 3: ECOPETROL shall have fifteen (15) business days to


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                                                                             10

review, amend or otherwise challenge the invoices submitted by the VENDOR. Any invoice which has not been challenged within such term shall be deemed as conclusive and correct. Any adjustment or amendment to be made to the invoice shall become the valid date the effective date of the amendment or adjustment before ECOPETROL. ECOPETROL shall, within the provided term, advise the VENDOR about any invoice challenged, for it to be adjusted and amended, clearly specifying the items to be amended or corrected, and the reasons thereof. CLAUSE 7: INSPECTION AND MEASURING.- For the purposes set forth in Clause 2 hereto, determination of quality shall be made as per operative procedures mutually set forth by the parties hereto according to a written Record. Either party may, from time to time, appoint an independent inspector for him/her to certify both quantity and quality, make tank appraisal or volume instruments gauging. Cost shall be fifty-fifty borne by ECOPETROL and the VENDOR. CLAUSE 8:
TERMINATION. VENDOR or ECOPETROL may terminate this Sale and Purchase Agreement by giving notice with sixty (60) days before expiry term of Santana Crude Export Agreement. If VENDOR makes the decision to directly export its Santana Crude, it shall advise in writing the PURCHASER, sixty (60) days in advance, and within such term ECOPETROL and VENDOR may terminate this Agreement. CLAUSE 9:
DESTINATION -ECOPETROL may give crude oil purchased the destination as it deems suitable to its interests, provided however such destination will be allowed by the legal in force provisions applicable in that time. CLAUSE 10: ASSIGNMENT.- Neither Party hereto may assign, sell, or otherwise transfer the entire or any portion of their rights or obligations hereunder, to a third party, without prior and written consent of the other party. CLAUSE 11: FORCE MAJEURE.- Neither ECOPETROL nor the VENDOR will be liable of unfulfillment of all or any of the obligations hereunder, if such unfulfillment results from any event of force majeure or casus fortuitus duly documented. Force majeure shall not release ECOPETROL the obligation to pay the VENDOR those invoices on account of crude sale already delivered by VENDOR to ECOPETROL, as provided in Clause 7 hereunder. CLAUSE 12: COLOMBIAN LAWS GOVERNING THIS AGREEMENT.- For any and all purposes of this Agreement, parties hereto assign as domicile the city of Santafe de Bogota, D.C., Republic of Colombia. This Agreement shall

                                                                             12
be governed
by the Colombian laws, and the parties hereto shall subject to Colombian Courts venue and waive to any diplomatic claim concerning their rights and obligations hereunder, with the exception of justice denial. For all and any effects of this Agreement, it shall be understood incorporated in this Agreement, the provisions of Sect. 25, Act 40/93, and Chap. 2, Title III, Act 104/93, as amended. CLAUSE 13.- NOTICES.- Any notice related to, or connected with this Agreement shall make reference to this Clause and to the appropriate Clause. Such notices shall be forwarded via registered mail, telex, or otherwise delivered in the address below, and shall be considered received in the appropriate address in the date appearing in the letter receipt or otherwise in the date the telex was sent:

 If to Empresa Colombiana de Petroleos -ECOPETROL:

Carrera 13 # 36-24, A.A. 59-38, Telex No. 44787
Attn. Vicepresidencia de Comercio Internacional y Gas

If to VENDOR:

ARGOSY ENERGY INTERNATIONAL

Avenida 13 (Autopista Norte) No. 122-56 Piso 4-5
Facsimile: 6195480, Santafe de Bogota, D.C.
Attn. Santiago Gonzalez A., President
and

NEO ENERGY, INC

Avenida 13 (Autopista Norte) # 122-56 Piso 4-5
Santafe de Bogota, D.C.
Attn.: Waldo E. Casas, Legal Representative.

Any address change shall be advised in writing and in advance to the other party. CLAUSE 14.- TAX AND EXPENSES.- Any tax and expenses incurred in for this Agreement execution and extensions/amendments thereof, shall be borne only by the VENDOR. CLAUSE 15: DISCREPANCIES: A) Should any discrepancy between the parties hereto will arise related to construction and performance of this Agreement, which cannot amicably settle, shall be subject to jurisdictional branch of the public Colombian power. B) Any in fact of technical in nature discrepancy which may arise between the parties hereto, by reason of construction or application of this Agreement, which cannot settle by mutual agreement, shall be subject to an arbitration award appointed as follows: One arbiter appointed by each party and the third arbiter appointed by mutual agreement by the two arbiters mutually appointed by the parties hereto. If the two arbiters do not reach to an agreement to appoint the third arbiter, then the third arbiter shall be appointed, at the request of either party, by the Board of Director of the Sociedad Colombiana de Ingenieros, with headquarters in Santafe de Bogota, D.C. C) Any accounting in nature discrepancy which may arise among the parties by reason of construction and performance of this Agreement, which cannot amicably settled, shall be subject to arbiter award, who shall be Registered Accountants, as follows: One (1) appointed by each party, and the third arbiter appointed by the two arbiters appointed by the parties. In default of agreement between the two arbiters, and at the request of either party hereto, such third arbiter shall be appointed by the Junta Central de Contadores de Bogota, and in default thereof, by Sociedad Colombiana de Ingenieros. D) Both parties hereto declare and accept that arbiters' award shall have all and any effect of a transaction between the parties hereto, and hence, such award shall be conclusive. E) If any discrepancy will arise between the parties hereto, concerning technical, accounting, or legal nature of the dispute, such discrepancy shall be considered as legal and literal A) of this Clause shall be applied. The agreement reached by the parties as provided in this Clause shall be understood without prejudice of the special procedures provided in this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed this 10th day of February, 1997, in documentary paper of ECOPETROL, which sheets bear the numbers 0003188
- 0003195 for original and counterparts thereof.


EMPRESA COLOMBIANA DE PETROLEOS -ECOPETROL

LUIS AUGUSTO YEPES G.
Vice-President

ARGOSY ENERGY INTERNATIONAL                                    NEO ENERGY, INC
SANTIAGO GONZALEZ ANGULO                                        WALDO E. CASAS
Legal Representative                                      Legal Representative

                                   EXHIBIT 1

                COMPUTATION ADJUSTMENT FOR QUALITY COMPENSATION

Adjustment procedure for quality shall be applied on a monthly basis for deliveries of the prior month, according to the method below.

DATA REQUIRED:

o Regression Equation to compute reference prices according to information example furnished at the end of the current month.

o Volume and quality (API and %wtS) of crude blend shipment(s) taken out Tumaco Terminal to be exported.

o Volume and quality (API and %wtS) of Santana Crude delivered in Santana terminal, as well as the volume of deliveries in Mary, Miraflor, Toroyaco and Linda fields.

o         Value of base price crude blend delilvered in Tumaco, to be exported.

PROCEDURE

1. To reckon reference prices of crude blend taken away from Tumaco and Santana crude delivered in Santana Terminal, by using regression equation according to the relevant quality.

2. With volumes of crude blend taken away in Tumaco and Santana crude delivered in Santana terminal, and the reference prices prior calculated, calculate value in USD of each.

3. Calculate fraction of Santana crude in crude blend dividing USD of Santana crude by USD crude blend.

4. Calculate Santana crude volume compensated, multiplying crude blend volume taken away in Tumaco by the fraction value of Santana crude.

5. Calculate compensation factor of Santana crude dividing compensated value of Santana crude by Santana crude volume delivered in Santana terminal.

6.        Calculate compensation value as follows:

Compensation value=base price*(compensation factor less 1)
Base price shall be export value of crude blend FOB Tumaco.

Example:  All information given below is by way of example.

Information required:

1.       Regression equation: Price = Bo + B1* SG + B2* %wtS
---------------------------- ----------------------- ------------------------
B2 = -0.7995                 B1 = -3.8822            Bo = 20.1712
---------------------------- ----------------------- ------------------------

Where:

Bo =     Independent term

B1 = Regression coefficient associated to specific gravidity

SGR = Crude specific gravity

B2 = Regression coefficient associated to percent of sulphur weight

%wtS = Percent of crude sulphur weight

2.       Crude blend taken away in Tumaco terminal:
         Volume: 400.000 net barrels

         Quality:  28.90(degree)API (0.882 SGR), 0.790 %S

         Base price of crude blend delivered in Tumaco: 16.0000
         USD/barrel

3.       Santana Crude delivered in Santana terminal:

         Volume: 150.000 net barrels

         Quality: 26.50 (degree)API (0.896 SGR)

         Sulphur contents is derived as the average of sulphur contents in crude of Mary, Miraflor, Linda, and Toroyaco fields weighted by the volume delivered per field, as follows:

                                                                             19


----------------------------------- --------------------------------- --------------------------------
          CRUDE                              % WEIGHT OF S                FIELD DELIVERIES
         (FIELDS)                                                               Barrels
----------------------------------- --------------------------------- --------------------------------
MARY                                              0.579                            81.661
----------------------------------- --------------------------------- --------------------------------
MIRAFLOR                                          0.644                            13.454
----------------------------------- --------------------------------- --------------------------------
LINDA                                             0.481                             3.766
----------------------------------- --------------------------------- --------------------------------
TOROYACO                                          0.527                            60.164
----------------------------------- ------------------------------------------------------------------
TOTAL DELIVERIES                                                                              159.045
--------------------------------------------------------------------- --------------------------------
WEIGHTED SULPHUR CONTENTS                                                                       0.550
--------------------------------------------------------------------- --------------------------------



Sulphur quality: 0.550 %S

Note: Sulphur contents of the several different fields is that supplied by Ecopetrol Technical Division, which, for such purposes will hire an independent inspection firm and the expenses shall be borne fifty-fifty Ecopetrol and the VENDOR.

CALCULATION METHOD:

1.       Replacing in the regression equation the quality of each crude.

Crude blend price = 20.1712 + (-3.8822)* 0.882 +
(-0.7995)* 0.790 = 16.1155 USD/Bl.

Santana Crude price = 20.1712 + (-3.8822)* 0.896
+ (-0.7995)* 0.550 = 16.2530 USD/Bl.

2.       Value in USD each crude

Crude blend = Volume* Price = 400.000 Bls* 16.1155 USD/Bl = USD6.446.200.00.

Santana Crude = Volume* Price = 150.000 Barrels* 16.2530 USD/Bl
= USD2.437.950,00.

3.       Santana crude fraction in crude blend.
         2.437.950,00/6.446.200,00 = 0.3782

4.       Santana Crude compensated volume
         400.000 Bls* 0.3782 = 151.250 Bls.

5.       Santana Crude compensation factor
         151.280.00 Bls/150.000,00 Bls = 1.0085

6.       Compensation value = 16.00 USD/Bl* (1.0085 -1)
         = 0.1360 USD/Bl.

INFORMATION ON REGRESSION EQUATION

To calculate regression equation the table below of 14 international crude is used. Prices of such crude correspond to arithmetic average of the quotation in the three months prior to quality compensation appraisal. Such information, both of price and quality, shall be derived from the public monthly report issued by Platt's, and named as follows: "PLATTs OIL GRAM PRICE REPORT".

Table of 14 international crude is as follows:



---------------------- ------------------- ------------------- ------------------- -------------------
                                                                                   PRICE (USD/Bl
---------------------- ------------------- ------------------- ------------------- -------------------
       CRUDE                   API                 SGR                %WTS         MONTH X YEAR X
---------------------- ------------------- ------------------- ------------------- -------------------
FATAH                      30.70               0.8724              1.90                21.50
---------------------- ------------------- ------------------- ------------------- -------------------
ARAB LIGHT                 33.40               0.8581              0.17                22.53
---------------------- ------------------- ------------------- ------------------- -------------------
ARAB MEDIUM                28.50               0.8844              2.85                21.55
---------------------- ------------------- ------------------- ------------------- -------------------
ARAB HEAVY                 27.40               0.8905              2.80                20.79
---------------------- ------------------- ------------------- ------------------- -------------------
BRENT BLEND                38.00               0.8348              0.30                24.04
---------------------- ------------------- ------------------- ------------------- -------------------
BONNY LIGHT                35.70               0.8463              0.14                24.01
---------------------- ------------------- ------------------- ------------------- -------------------
CANO LIMON                 29.50               0.8789              0.45                24.45
---------------------- ------------------- ------------------- ------------------- -------------------
FORCADOS                   31.00               0.8708              0.20                24.06
---------------------- ------------------- ------------------- ------------------- -------------------
FLOTA BLEND                36.00               0.8448              1.20                23.49
---------------------- ------------------- ------------------- ------------------- -------------------
ISTHMUS                    33.00               0.8602              1.30                23.16
---------------------- ------------------- ------------------- ------------------- -------------------
KUWAIT                     31.40               0.8686              2.52                21.26
---------------------- ------------------- ------------------- ------------------- -------------------
MANDJI                     30.50               0.8735              1.10                22.08
---------------------- ------------------- ------------------- ------------------- -------------------
MAYA                       22.00               0.9218              3.40                19.83
---------------------- ------------------- ------------------- ------------------- -------------------
EAST                       29.50               0.8789              0.90                22.06
---------------------- ------------------- ------------------- ------------------- -------------------

Above international crude basket can be changed by mutual agreement between the parties hereto.

NOTA 1:

When crude quality of the basket will vary during any month, the average of the three quality values corresponding to the same months where quotations shall be taken.

NOTA 2:

When in some month there is no quotation of any crude of the basket, the average of the two prior months shall be taken instead of the three quotations taken for price calculation of that month, and between the parties shall agree on in writing if basket will definitely be reduced or by which other crude will be replaced to calculate the price for the next price.